Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated October 4, 2005, except for Note S, which date is November 7, 2005, relating to the consolidated financial statements of Market Central, Inc. which appear in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings “Experts” in such Prospectus.

            /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

McLean, Virginia
November 10, 2005